Exhibit 8.1

CENTERPULSE WORLDWIDE GROUP

Centerpulse Ltd., Zurich
Centerpulse Management Ltd., Switzerland
Centerpulse Orthopedics (Switzerland) Ltd., Switzerland
Centerpulse India Ltd., India
Centerpulse Japan KK, Japan
Leading KK, Japan (33.33%)
Centerpulse Korea Ltd., Korea
Centerpulse Services Ltd., Switzerland
Centerpulse Orthopedics Ltd., Switzerland
Andromis SA, Switzerland (7.924%)
Centerpulse RSA (Pty) Ltd., South Africa
Sulzer Cardiovascular BV, Netherlands
Centerpulse Netherlands BV, Netherlands
Centerpulse France SA, France
Centerpulse Industrie Sarl, France(74.94%)
Centerpulse Quest Sarl, France (owns 5% of Centerpulse Industrie Sarl)
Centerpulse Sud-Quest Sarl, France (owns 11.06% of Centerpulse Industrie Sarl)
Centerpulse Centre Sarl, France (owns 9% of Centerpulse Industrie Sarl)
Centerpulse Nord Sarl, France
Centerpulse BeLux SA/NV, Belgium
Centerpulse Ibérica SA, Spain
Centerpulse Orthopedics Sweden AB, Sweden
Allo Systems SrL, Italy (51%)
Centerpulse Italy S.p.A., Italy
Migliori SrL, Italy (51%)
Centerpulse CZ sro, Czech Republic
Centerpulse Finance (Curacao) N.V., Netherlands Antilles
Centerpulse USA Holding Co., Delaware, U.S.
Sulzer Carbomedics International Holding Co, Delaware, U.S.
Sulzer Mitroflow Corp., Nova Scotia
Sulzer Carbomedics Inc., Delaware, U.S.
Sulzer Carbomedics Canada Ltd., Canada
Sulzer Carbomedics UK Ltd., United Kingdom
Sulzer Cardiovascular SA, France
Sulzer Cardiovascular Ltd., Switzerland
Sulzer Medica Canada Inc., Canada
Centerpulse USA Inc., Delaware, U.S.
Thoratec Corp., Delaware, U.S. (0.09%)
Centerpulse International FSC Inc., U.S. Virgin Islands
Centerpulse Biologics Inc., New Jersey, U.S.
Centerpulse Orthopedics Inc., Delaware, U.S.
Centerpulse Orthopedics Canada Inc., Canada
Centerpulse Spine-Tech Inc., Delaware, U.S.
Centerpulse Spine-Tech Surgical Inc., Minnesota, U.S.
Medical Investment Acquisition Corp., Delaware, U.S.

CENTERPULSE WORLDWIDE GROUP

Centerpulse Dental Inc., Delaware, U.S.
Centerpulse Dental Corp., Canada
Centerpulse Dental GmbH, Germany
Centerpulse Dental Sarl, France
Centerpulse Dental Ltd., Israel
Centerpulse Dental Australia Pty, Australia
Disc Dynamics, Minnesota, U.S. (0.9%)
@Outcome Inc., Texas, U.S. (1.96%)
Regen Inc., Delaware, U.S. (11.885%)
Cardiomedics Inc., Nevada, U.S. (1.78%)
Orquest Inc., California, U.S. (9.472%)
Japan Lifeline Co. Ltd., Japan (2.831%)
Tutogen Medical Inc, Florida, U.S. (34.95%)
Centerpulse Austria GmbH, Austria
SM RE Ltd., Guernsey
Centerpulse (UK) Ltd., United Kingdom
Orthosoft Inc., Canada (18.9%)
Centerpulse Germany Holding GmbH, Germany
Sulzer Cardiovascular GmbH, Germany
Centerpulse Germany GmbH, Germany
Biovision GmgH, Germany (19%)
Centerpulse Australia PTY Ltd., Australia